                         [COOPERS & LYBRAND LETTERHEAD]


                                                               EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the Intimate Brands, Inc. 1995 Stock Plan for Non-Associate Directors, of our report dated February 26, 1996, on our audits of the consolidated financial statements of Intimate Brands, Inc. as of February 3, 1996 and January 28, 1995, and for the fiscal years ended February 3, 1996, January 28, 1995 and January 29, 1994, which report was included in the Intimate Brands, Inc. Annual Report on Form 10-K for the year ended February 3, 1996.


                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.

Columbus, Ohio
May 15, 1996


                         [COOPERS & LYBRAND COPYWHITE]